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                                                                   Exhibit 10.32

                               FIRST ADDENDUM TO
                          EXCLUSIVE LICENSE AGREEMENT


     THIS FIRST ADDENDUM TO EXCLUSIVE LICENSE AGREEMENT ("Addendum 1") is by and between DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., ("DMD") a corporation having a principal place of business in Westlake Village, California and CHRYSALIS DENTAL, INC., a corporation having a principal place of business in Salt Lake City, Utah ("CDI"), and its affiliate Den-Pak, LLC, a Utah company having a principal place of business in Salt Lake City, Utah (CDI and Den-Pak collectively referred to as "Den-Pak").

     WHEREAS DMD and CDI entered into an Exclusive License Agreement dated September 16, 1998 ("Agreement"); and

     WHEREAS DMD and CDI are desirous of adding an addendum to the terms of the Agreement relative to a newly developed gel whitening composition;

     THEREFORE the parties agree as follows;

A.  GRANT OF LICENSE AND CONSIDERATION

     i. Den-Pak hereby grants to DMD the exclusive world wide license to make or have made, use, or sell a new gel whitening composition ("Gel Product") developed by Den-Pak under any and all applications for Letters Patent or Letters Patent maturing therefrom, including continuations, continuations-in-part, divisionals thereof, as well as any and all proprietary trade secret information, whether in the United States of America or in countries foreign to the United States of America, subject to section Biii of this Addendum 1.

B.  COMPENSATION AND PAYMENT

     i. As and for consideration for the license granted herein, DMD will provide to Den-Pak;

          a.  [*] for development costs;

          b. an earned royalty of [*] of the customary sales price on the transfer of all Gel Product kits after the first three kits provided without charge, if any, to any purchaser of a light from DMD. If, however, five years from the date of the agreement have elapsed and no


*CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
 SECURITIES AND EXCHANGE COMMISSION
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Letters Patent have issued covering the New Products and no application for
Letters Patent is then pending, the royalty rate will drop to [*].

          ii. DMD shall pay Den-Pak the development cost upon execution of this Agreement.

          iii. In consideration for the above terms, DMD agrees to purchase all of DMD's requirements for the Gel Product from Den-Pak for resale or distribution separately or in light kits. DMD shall pay Den-Pak [*] per whitening kit, F.O.B., Salt Lake City, Utah.

     Date: August 12, 1999

                              DEN-PAK


                              ----------------------------------------------
                              ALAN H. ANDERSON, D.D.S.


                              DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


                              /s/ ROBERT H. GUREVITCH
                              -----------------------------------------------
                              ROBERT H. GUREVITCH, CEO


*CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
 SECURITIES AND EXCHANGE COMMISSION

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